LIMITED POWER OF ATTORNEY

      The undersigned, being a person who will be subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to securities of CVR Partners, LP (the "Partnership"), hereby constitutes and appoints Edmund S. Gross as the undersigned's true and lawful attorney-in -fact and agent solely so as to permit the attorney-in-fact to file Forms 3, 4, and 5 with the Securities and Exchange Commission on the undersigned's behalf pursuant to Section 16 of the Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of equity securities of the Partnership, and to peform all acts necessary in order to file such as he shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

      This Limited Power of Attorney shall remain in full force and effect unless earlier revoked by the undersigned in a writing delivered to the foregoing attorney-in-fact.

      This Limited Power of Attorney is executed as of July 27, 2012.


                                         /s/ Susan M. Ball
                                        -----------------------
                                        Susan M. Ball